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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the financial statements and financial statement schedule, which appear in Aetrium Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in this Registration Statement. We also consent to the reference to us under the heading "Selected Financial Data" appearing in Aetrium Incorporated's Form 10-K for the year ended December 31, 2001, which is incorporated by reference in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
April 11, 2002


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